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                                                                                                     EXHIBIT 12


                              SOUTHWESTERN BELL TELEPHONE COMPANY
                    COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                     Dollars in Millions

                                                               YEAR ENDED DECEMBER 31,
                                       -------------------------------------------------------------------------

                                             1998           1997           1996           1995           1994
                                       -------------------------------------------------------------------------
Income Before Income Taxes and
Extraordinary Loss                      $    2,410     $    1,888     $    2,168     $    1,688     $    1,586

     Add: Interest Expense                     374            343            327            340            358

          1/3 Rental Expense                    45             41             33             26             25
                                       -------------  -------------  -------------  -------------  -------------


     Adjusted Earnings                  $    2,829     $    2,272     $    2,528     $    2,054     $    1,969
                                       =============  =============  =============  =============  =============


Total Interest Charges                  $      392     $      370     $      348     $      340     $      358

1/3 Rental Expense                              45             41             33             26             25
                                       -------------  -------------  -------------  -------------  -------------


     Adjusted Fixed Charges             $      437     $      411     $      381     $      366     $      383
                                       =============  =============  =============  =============  =============


Ratio of Earnings to Fixed Charges            6.47           5.53           6.64           5.61           5.14

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